UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: July 8, 2016
Date of earliest event reported: July 1, 2016

INTL FCStone Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)
708 Third Avenue, Suite 1500, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
______________________________________________________________________________

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On July 1, 2016, INTL FCStone Inc. (the "Company") completed the previously disclosed acquisition of Sterne Agee, LLC's (a wholly-owned subsidiary of Stifel Financial Corp.) legacy independent brokerage and clearing businesses pursuant to two separate stock purchase agreements dated June 24, 2016. The closing of the acquisition of Sterne Agee, LLC's legacy Registered Investment Adviser business will occur during the Company's fourth quarter following a customary client notice period. Pursuant to the two stock purchase agreements, the Company agreed to acquire Sterne Agee & Leach, Inc.; Sterne Agee Clearing, Inc.; Sterne Agee Financial Services, Inc.; Sterne Agee Asset Management, Inc. and Sterne Agee Investment Advisor Services, Inc. for cash consideration equal to approximately $50 million.
Item 9.01. Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.
Financial statements required by this item will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.
(b)     Pro Forma Financial Information.
Pro forma information required by this item will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2016	INTL FCStone Inc. By: /s/ William J. Dunaway________________________ William J. Dunaway, its Chief Financial Officer